Exhibit 99.2
Phelps Dodge Corporation
FIFA Analyst Call
Monday, June 26, 2006
Ramiro G. Peru
Introduction
•	Good morning and welcome to everyone on the call

•	We’re here today to discuss a landmark event for our three companies ... the creation of North America’s preeminent mining and metals company, which will be named Phelps Dodge Inco
Forward-Looking Statements
•	I want to remind you that the presentation this morning will include a number of forward-looking statements
Supplemental Data
•	It is also important to keep in mind this cautionary statement on the use of supplemental data

•	All references to dollars will be in U.S. dollars unless specifically noted (current exchange rate of 0.8907 US$/C$)
Webcast Details
•	Mention webcast details

•	With that, let me turn the floor over to Steve Whisler, Chairman & CEO of Phelps Dodge Corporation
J. Steven Whisler
Key Participants
•	With me today are:
•	Tim Snider, President and Chief Operating Officer of Phelps Dodge, and

•	Ramey Peru, Executive Vice President and Chief Financial Officer of Phelps Dodge
•	We’re extremely pleased to be joined by:
•	Scott Hand, Chairman and Chief Executive Officer of Inco, and

•	Derek Pannell, Chairman and Chief Executive Officer of Falconbridge
Transition comment: We’ll provide you with an overview of the transaction, discuss the strategic rationale, provide details on the transaction and review the financial highlights

1.	Creating a Global Industry Leader

•	In Phelps Dodge Inco, we are taking advantage of a unique opportunity:
•	Creates one of the world’s largest mining companies

•	Based in North America and in 40 countries worldwide

•	Leading positions in copper and nickel, two highly attractive base metals

•	More than 80 percent of our assets in the Americas, with some mine lives averaging 20 to 30 years or more

•	A strong portfolio of development projects in all three companies

•	Our analysis indicates potential for significant synergies beyond those already revealed by Inco and Falconbridge

•	Average annual synergies of approximately $900 million

•	Three great management teams ... and we want to take the best from each

•	We’ve already met with rating agencies ... we’re committed to retaining an investment-grade rating through the cycle
2.	Agreed Transaction

•	You’ll see from this slide that the timing and terms of the transaction are clearly attractive:
•	This is a friendly transaction, and the only transaction involving Inco and Falconbridge that has the approval of the boards of all corporations involved

•	It provides investors with cash as well as the opportunity for Inco and Falconbridge shareholders to participate in equity in the new company

•	We believe that the transaction will be a net benefit to Canada in many ways

•	The combined company will continue to be an active corporate citizen in Canada: there will be no layoffs in mining and processing operations for at least the first 3 years, the Nickel operations will continue to be run out of a new Nickel Division head office based here in Toronto, and we plan to continue to build on the proud histories of both Inco and Falconbridge
3.	Creation of a Global Industry Leader
•	On the basis of enterprise value, Phelps Dodge Inco will vault into the “Super Major” status within the global mining industry

•	Gains the attendant benefits of size and scale
•	Access to capital markets

•	Enhanced liquidity

•	Scale to develop world class projects on a global basis
•	Clear opportunity for multiple expansion
4.	Scale and Breadth of Core Operations
•	Phelps Dodge Inco will have a global presence with operations in many of the world’s proven mining regions

•	It will have about 40,000 employees in 40 countries

•	It will comprise a strong mix of copper and nickel operations and exciting projects

•	Enhanced ability to take prudent risk ... important, because the next generation of world-class projects will be developed in more challenging regions

5.	Global Reach Focused on Low-Risk Geographies

•	Assuming a 2005 revenue basis, more than 80 percent of assets are in the Americas

•	Its operations are in stable and well-established mining regions

6.	Enhanced Commodity Diversification

•	Strong base in attractive commodity products ... copper and nickel

•	A solid platform for further diversification

•	Substantial by-product revenue will be an added benefit

7.	Leading Market Positions in Key Commodities

•	No. 1 in nickel, No. 2 in copper, No. 1 or 2 in moly depending on how you measure, No. 3 in cobalt (though No. 2 if Chinese production is deconsolidated) with an improved position once Tenke is put into production in late 2008 or early 2009

•	World’s largest publicly traded copper and nickel producer

•	This completes my overview of Phelps Dodge Inco. With that, I’d like to introduce Scott Hand, Chairman and CEO of Inco. Scott will take a few minutes to discuss how our transaction will affect the existing deal between Inco and Falconbridge
Scott Hand Talking Points
•	Thank you, Steve. First, let me second everything Steve had to say about the historic importance of this transaction and the great strength our companies will gain by combining our forces

•	We’ll have a strong portfolio of high-quality assets, greater diversification and a viable platform for expansion and growth

•	For us, the Phelps Dodge bid for Inco is superior to the bid offered for us by Teck Cominco. Specifically, the transaction represents a premium of 23 percent to the current Inco price and a 19 percent premium to the Teck Cominco bid for Inco

•	Just as important, the transaction means we are able to increase our bid for Falconbridge to C$62.11, or C$15.42 per share of Falconbridge stock. This makes our offer clearly better than the competing bid in the market

•	There really is no question of the tremendous shareholder value we will achieve by bringing our companies under one banner. I’m excited for what it means for our shareholders, our customers, our employees, and the communities in which we do business

•	Let me make one last point: This transaction will be good for Canada. We’ll be a stronger company, with the headquarters of our nickel operations located here in Toronto. Increased strength will give us greater control over our destiny, and that will mean greater stability and good jobs that stay here

•	With that, let me introduce Derek Pannell, Chief Executive Officer of Falconbridge
Derek Pannell Talking Points
•	Thanks very much, Scott. As many of you know, Scott and I have become used to making joint appearances together. I’m glad we’re expanding from a duo to a trio with the addition of our U.S. colleague, Steve

•	Like Steve, I couldn’t be more excited about the prospects of what we’re discussing here today. Something this big doesn’t come along every day, and it will turn our three companies into a mining powerhouse. When combined, we’ll have some of the best mines and best development properties for two of the world’s most important metals, copper and nickel, and we’ll benefit from strong positions in several other metals as well

•	Our shareholders will gain even more from our three-way combination than from the two-way combination of Inco and Falconbridge. The enhanced price for our shares that results from this transaction is clearly beneficial to all Falconbridge shareholders. What’s more, they will have the opportunity to have an equity position in the mining industry’s most exciting new company

•	Over the years, I’ve respected Phelps Dodge and Inco as competitors and managers. Recently, as we’ve worked to become partners, I’ve gained even more respect for them. I’m excited by the prospect of being together in the same organization. It will be good for our shareholders, and our customers, and I can’t wait to get started. With that, let me turn the floor back to Steve

J. Steven Whisler
•	Thanks, Derek. Now I’d like to introduce Tim Snider, the president and COO of Phelps Dodge. Tim and his team have been determining our estimate of the synergies that can be gained by bringing our three organizations together, and their findings are very encouraging
Timothy R. Snider
8.	Commitment to Excellence

•	Thanks Steve

•	As someone who has spent most of his career in operations, I am very excited about the merger of these three companies

•	We have similar cultures with complimentary skill sets

•	One of the areas of similarity is the dedication of all of our companies to the safety and health of employees

•	Phelps Dodge has long standing commitment to safety and we strive to continuously improve. I think our record stands for itself

•	We are also very much committed to supporting the communities in which we operate... we have a long history of doing so

•	And we are proactive when it comes to environmental protection

•	During this period of high metal prices we have initiated numerous accelerated reclamation projects, particularly at some of our more mature operations in the Southwest U.S.

•	And we are committed to continue this work, as evidenced by our establishment of a $400 million environmental trust fund

9.	Long-Lived Operating Assets

•	The combined company will have a very strong portfolio of long lived, cost competitive metal mines operating generally in politically stable parts of the world

10.	Strong Growth Pipeline in Core Commodities

•	And in addition, we have an impressive pipeline of new opportunities

•	Each of the three companies brings significant growth potential in the form of Greenfield and brownfield development opportunities

•	Some are in construction or commissioning, some are in the feasibility study stage, and some are pre-feasibility

•	In addition, we have a pool of highly talented exploration professionals around the world that are keeping the pipeline full

11.	Significant Synergies from Three-Way Combination

•	Now let me talk briefly about synergies

•	Inco and Falconbridge identified synergies totaling $550 million that would result from their combination. These synergies have been well documented and discussed

•	The addition of Phelps Dodge adds a third skill set to the mix

•	We have identified another $350 million in synergies, which brings the total to $900 million. We expect to reach this run-rate by 2008

•	As you can see from this slide, we have a variety of categories of synergies

•	A portion of the additional synergies that result from Phelps Dodge contribution is a result of our experience with our “one mine” process. For the last several years we have been improving our six operations in the Southwest U. S. by taking advantage of their geographic proximity. We have begun operating these facilities as if they were one mine. This has allowed us to recognize the best practices that reside at each operation...and then apply those practices throughout

•	This “one mine” concept is similar to what Inco and Falconbidge have planned for the Sudbury district. We have determined that Phelps Dodge’s “one mine” blueprint can accelerate and improve the synergies at Sudbury

•	Also, applying our Quest for Zero six-sigma process approach to some of the operations can also create value

•	Also, those of you that follow Phelps Dodge closely know that we are leaders in process technology. For example, our development of material characterization techniques has allowed improvement in the Phelps Dodge concentrator circuits over the years. We believe applying some of these analytical techniques to some of the nickel concentrators will allow process changes and deliver similar results in terms of process recovery...which equates to improved production

•	We also see some opportunities for debottlenecking. Continuing to develop adjacent underground opportunities to our Candelaria open pit can improve ore grade and therefore copper production with very little capital cost. The Inco and Falconbridge organizations bring substantial underground mining experience to the table. Phelps Dodge’s underground experience is not as extensive

•	There are logistics synergies also...for example, concentrate that is produced at Phelps Dodge’s operations in Chile can be at least partially processed at the Falconbridge Altonorte smelter...and the acid produced can be partly used in our leaching operations in South America. Also, excess copper anodes produced at Altonorte or the Canadian smelters can be fed into the unused capacity at Phelps Dodge’s El Paso refinery

•	Sourcing savings will be realized because we have a bigger aggregate sourcing spend and can then create more efficiencies from volume and improvement of the supply chain

•	We also will gain some additional synergies in the SG&A category. A good example is cobalt marketing. Phelps Dodge will start producing cobalt when its Tenke Fungurume comes on line. We were in the process of building a cobalt marketing team. This won’t be necessary now because we can simply use the existing cobalt marketing capabilities

•	In addition, we will realize an aggregate reduction in exploration expenditures in addition to those identified in the Inco-Falconbridge combination. The combined exploration team can be more efficient together than apart. With the great asset base and pipeline of new opportunities, we can safely make another cut at exploration

12.	Synergy Opportunities

•	The forgoing description is a sampling of synergies that are either included in the totals or are being contemplated as additional synergies

•	The opportunities for synergies and improved efficiencies are large as we combine three great companies with complimentary skills. We will learn a lot from each other and turn it to value

•	Phelps Dodge is an important addition to this combination. We bring great technology, programs, and a proven track record of delivering on synergies

•	Now I’d like to ask Ramey Peru to discuss the financial aspects of our three-way transaction. Ramey...
Ramiro G. Peru
13.	Leading S&P 500 Index Company

•	On a pro-forma basis, the new company will leapfrog in where it stands today in the S&P 500. We’ll be close to the top 75 in pro-forma market cap

•	We’ll be in the company of many household names, and our higher position in the index should enhance demand for Phelps Dodge Inco stock and increase our trading liquidity

14.	Strong Copper and Nickel Industry Fundamentals

•	As you all know, the mining industry has experienced and should continue to experience strong fundamentals for both copper and nickel

•	Anticipated demand levels indicate that supply challenges will continue

•	This makes the prospects for both copper and nickel the most attractive among the base metals, and Phelps Dodge Inco will be in a great position to benefit

15.	Significant Value Enhancement for All Shareholders

•	We believe we’ll have an opportunity as a new company to achieve a meaningful re-rating. We think Phelps Dodge is significantly undervalued in the market because of our single commodity focus among other factors

•	Inco and Falconbridge have been excluded from this chart because their valuation is somewhat influenced by takeover premiums

•	The diversified commodity portfolio of the new company should move our valuation closer to the Super Majors, whose superior ratings give them greater stability throughout commodity price cycles

16.	Key Deal Terms

•	You’ll see here that our offer of C$80.13 per share for Inco is superior to Teck Cominco’s offer, and that our offer makes it possible for Inco to make an enhanced offer of C$62.11 per share for Falconbridge, an increase of C$14.52 per share making it also clearly superior to Xstrata’s current unsolicited offer

•	Our offer is a combination of cash and shares. It has an aggregate value of C$14 billion in cash and 301 million of Phelps Dodge shares at full pro ration. Inco’s offer for Falconbridge has an aggregate value of C$7 billion cash and 216 million of Inco shares at full pro ration. This represents a premium of 23 percent for Inco and 12 percent for Falconbridge over their closing prices on Friday, June 23

•	We do not anticipate any major regulatory hurdles

17.	Summary of Phelps Dodge Inco

•	Phelps Dodge Inco’s headquarters will be in Phoenix. Inco will be the nickel division of the new company, and it will have offices in Toronto, ensuring a continued major presence.

•	Steve Whisler will be Chairman and CEO of the new company. Scott Hand will be Vice Chairman, Tim Snider will be President and Chief Operating Officer, Derek Pannell will be President of Inco Nickel, and I will be Chief Financial Officer.

•	We’ll keep our listing on the New York Stock Exchange and also be listed on the Toronto Stock Exchange

•	Our 15-member board will have a total of four members from the Inco and Falconbridge boards

18.	Transaction Structure

•	We have engineered a transaction to maximize the likelihood of a successful outcome, and to provide value to all three groups of shareholders

•	Let me explain the key components for you:

•	Phelps Dodge has agreed to acquire Inco for 0.672 of its shares plus C$17.50

•	As of closing on Friday June 23rd, the offer is valued at C$80.13 per Inco share.

•	The offer is NOT conditional upon Inco consummating its combination with Falconbridge

•	However, we are highly committed to closing the three-way merger.

•	In fact, our support for Inco has put them in a position to agree to an increased offer for Falconbridge.

•	The terms of the enhanced Inco offer for Falconbridge are 0.55676 shares of Inco plus C$17.50 for each Falconbridge share.

•	As of closing on Friday, June 23rd, and incorporating our agreed price with Inco, the Inco Offer for Falconbridge is valued at C$62.11

•	Also to support Inco, we have agreed to purchase up to US$3.0 billion of Convertible Subordinated Notes to fund the acquisition of Falconbridge shares and to fund the cash requirements of any dissenting Falconbridge shareholders.

•	This convertible subordinated financing is in addition to Inco’s committed financing for the Falconbridge transaction.

•	This transaction is not subject to financing. We obtained financing commitments from Citigroup and HSBC in amounts more than sufficient to fund the transactions contemplated.

•	Importantly, as part of the financing package, we have obtained committed financing for a share repurchase program of up to US$5 billion which we intend to execute following the consummation of the transaction.

•	This $5.0 billion for repurchases would be reduced by any funding provided to Inco pursuant to the convertible notes. If Inco does not require our funding to acquire Falconbridge or cash out dissenters rights, the full amount is available for the repurchase program.

•	We all believe strongly in the strategic merits of this three way combination.

•	As such, we have agreed to reciprocal break-up fees between ourselves and Inco.

•	Now, let’s talk about timing

19.	Transaction Timetable

•	According to the schedule we see unfolding, we anticipate that Inco’s tender offer for Falconbridge is expected to close in July. Their 2nd stage squeeze-out is expected to close in August.

•	We anticipate an Inco shareholder vote in August followed by a Phelps Dodge shareholder vote in September.

•	If we hit these targets, our transaction with Inco should close in September 2006.

•	It’s an ambitious schedule, but we are committed to doing everything we can to make it happen

20.	Summary Combined Financial Information

•	The combined company will add significant scale and breadth to the existing Phelps Dodge.

•	By any measure ... revenue, EBITDA, cash flow, profit ... we’ll be a stronger company and more capable of withstanding the volatility associated with the commodity business

•	Moreover, we will be firmly committed to maintaining an investment grade rating through the cycle

•	We plan to file our proxy as early as this Friday so pro forma financials will be available at that time

21.	Substantial Free Cash Flow

•	The new company will generate strong cash flow

•	This will give us the resources to prudently manage the balance sheet and to identify and develop large-scale projects

•	With that I’d like to ask Steve to return for some final comments

22.	Superior Value to All Shareholders

•	Thanks, Ramey. From what you’ve seen today, I believe you can understand why we’re all so excited about the new company we’ll create

•	Under our agreed-upon terms, the transaction will be strongly cash flow accretive and immediately accretive to earnings in the second full year

•	Our combined shareholders will be able to participate from the unique synergies we’ll achieve and from our up to $5 billion repurchase program

•	We plan to keep our regular annual dividend rate of 80 cents per share intact

23.	Attractive Premium to Xstrata’s and Teck Cominco’s offer

•	Our transaction results in a compelling offer for all Inco and Falconbridge shareholders. They receive a premium to the market price of their stock and a premium to any competing bids we face

J. Steven Whisler
24.	Three-Way Combination is Superior

•	In closing, I want to emphasize just how exciting this deal is. We will create the pre-eminent, North American based mining and metals company and, more importantly, a true global leader

•	We will climb into the Super Major category

•	We’ll be positioned in great commodity products ... copper and nickel ... and we’ll have a solid platform for growth and expansion

•	We’ll be more diversified, which will lower the impact of market cycles on our company and our stock

•	At anticipated price levels, we’ll have extremely strong cash flow, which will expand the opportunities available to us and help us pay down debt quickly

•	As we go forward, we are committed to honoring the heritage of all 3 Companies as well as the Canadian heritage we will inherit. This transaction will be good for Canada, good for our shareholders, good for our customers and good for the communities in which we do business.

•	Now, let’s get to your questions ...
Forward-Looking Statements
These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this documents: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill and other long-lived assets resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web Site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

NOTE: In connection with the proposed combination, Phelps Dodge intends to file a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at Phelps Dodge’s Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4415, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100.